UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MANITEX INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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April 30, 2019

Dear Manitex International, Inc. Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders of Manitex International, Inc., which will be held on Wednesday, June 12, 2019 at 11:00 a.m. (Central Daylight Time) at the Burr Ridge Marriott, 1200 Burr Ridge Parkway, Burr Ridge, Illinois, 60527 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to:

1.	Elect seven (7) directors of the Company to hold office for one year or until their successors are duly elected and qualified;

2.	Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2019;

3.	Consider an advisory vote on the compensation of the Company’s named executive officers;

4.	Consider an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers;

5.	Consider and act upon a proposal to approve the Manitex International, Inc. 2019 Equity Incentive Plan; and

6.	Transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the internet at www.proxyvote.com or by telephone at 1-800-690-6903. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card provided that you are a stockholder of record or have a legal proxy from the bank or broker that holds the shares.

Thank you for your cooperation, continued support and interest in Manitex International, Inc.

Sincerely,

/s/ SHERMAN JUNG
Sherman Jung
Secretary

MANITEX INTERNATIONAL, INC.

9725 Industrial Drive

Bridgeview, Illinois 60455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2019

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Manitex International, Inc. will be held at the Burr Ridge Marriott, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527 on Wednesday, June 12, 2019 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1.	Elect seven (7) directors of the Company to hold office for one year or until their successors are duly elected and qualified;

2.	Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2019;

3.	Consider an advisory vote on the compensation of the Company’s named executive officers;

4.	Consider an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers;

5.	Consider and act upon a proposal to approve the Manitex International, Inc. 2019 Equity Incentive Plan; and

6.	Transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 17, 2019 as the record date for determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted provided that you are a stockholder of record or have in your possession a legal proxy from the bank or broker that holds the shares of record.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy. To obtain directions to be able to attend the meeting and vote in person, please contact Sherman Jung at the address set forth above.

By Order of the Board of Directors,

/s/ SHERMAN JUNG
Sherman Jung
Secretary

Dated: April 30, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2019.

The Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders and the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at https://www.proxydocs.com/MNTX

MANITEX INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Manitex International, Inc., a Michigan corporation (the “Company” or “Manitex”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 12, 2019 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of seven Directors, (2) the ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2019, (3) an advisory vote on the approval of the compensation of our named executive officers, (4) an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers (5) a proposal to approve the Manitex International, Inc. 2019 Equity Incentive Plan and (6) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 30, 2019.

Persons Making the Solicitation

The enclosed Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy holder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy holder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, brokerage firms may vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted “For” or “Against” the routine matter.

On “non-routine” matters, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposals. However, Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of our named executive officers), Proposal 4 (advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers) and Proposal 5 (approval of the Manitex International, Inc. 2019 Equity Incentive Plan) are each matters that the Company believes will be considered “non-routine.” Accordingly, a broker or other nominee cannot vote without instructions on such non-routine matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.

Due to stock market rules, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We therefore strongly encourage you to submit your Proxy and exercise your right to vote as a Stockholder.

A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Sherman Jung, Secretary, 9725 Industrial Drive, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by properly submitting a duly executed Proxy bearing a later date. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, however, you will not be able to vote your shares at the meeting.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares of common stock, no par value per share (“Common Stock”). The close of business on April 17, 2019 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 17, 2019, there were 19,685,213 outstanding shares of Common Stock entitled to vote at the Annual Meeting. Each Stockholder will be entitled to one vote on each matter considered at the Annual Meeting for each outstanding share of Common Stock owned by such Stockholder as of the record date.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the number of shares of the Common Stock outstanding and entitled to vote as of the record date (19,685,213 shares) will constitute a quorum for transacting business.

Votes needed for Passage of Proposals

The following voting standards apply for the proposals presented at the Annual Meeting:

•	The director nominees receiving a plurality of the votes cast will be elected;

•

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019 (Proposal 2), the approval, by an advisory vote, of executive compensation (Proposal 3) and the approval of the Manitex International, Inc. 2019 Equity Incentive Plan (Proposal 5) each requires the affirmative vote of a majority of the votes cast at the meeting; and

•	the frequency of the advisory vote on executive compensation (Proposal 4) receiving the greatest number of votes will be considered the frequency recommended by our stockholders.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal.

Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, our board will review the results of the vote and will take them into account in making a determination concerning executive compensation and the frequency of the advisory vote on executive compensation.

PRINCIPAL STOCKHOLDERS

The following table sets forth with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to beneficially own more than 5% of our Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our executive officers and Directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Terex Corporation (3)	1,138,581	5.78%
Tadano Ltd. (4)	2,919,875	14.83%
Named Executive Officers and Directors
David J. Langevin	890,857	4.53%
Ronald M. Clark	51,897	*
Robert S. Gigliotti	77,730	*
Frederick B. Knox	34,897	*
Marvin B. Rosenberg	66,730	*
Ingo Schiller (5)	—	*
Stephen J. Tober	61,385	*
Steve Kiefer	10,831	*
Laura R. Yu	559	*

All Directors and Officers as a Group (9 persons)	1,194,886	6.07%

*	Less than 1%
(1)	Unless noted otherwise, the business address of each beneficial owner is 9725 Industrial Drive, Bridgeview, Illinois 60455.
(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of April 11, 2019 is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. These percentages were calculated using the 19,685,213 shares of Common Stock outstanding on April 17, 2019.

(3)

Terex Corporation (“Terex”) filed a Schedule 13G with the SEC on January 7, 2015, which indicates that Terex is the beneficial owner of 1,108,156 shares of our Common Stock. Terex indicated in the 13G that it has the sole power to vote or to direct the vote of 1,108,156 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,108,156 shares of our Common Stock.

An additional 30,425 shares of our common stock were delivered to Terex on March 1, 2016 and has been added to the number of shares shown as beneficially owned per the 13G dated January 7, 2015. The Company believes that Terex has the sole power to vote or to direct the vote of the additional 30,425 shares of our Common Stock and the sole power to dispose or to direct the disposition of the additional 30,425 shares of our Common Stock. The business address of Terex is 200 Nyala Farm Road, Westport, Connecticut 06880.

(4)

Based solely on an amendment to Schedule 13D filed with the SEC on March 18, 2019. Tadano Ltd. (“Tadano”) is the beneficial owner of 2,919,875 shares of our Common Stock. Tadano has the sole power to vote or to direct the vote of 2,919,875 shares of our Common Stock and the sole power to dispose or to direct the disposition of 2,919,875 shares of our Common Stock. The business address of Tadano is Ko-34, Shinden-Cho, Takamatsu, Kagawa 761-0185 Japan.

(5)

Ingo Schiller is a director of Manitex and an employee of Tadano Ltd. (“Tadano”). He serves as a director of Manitex pursuant to Tadano’s right under the Securities Purchase Agreement, dated as of May 24, 2018, by and between Manitex and Tadano, to nominate one individual to serve on the Board of Directors of Manitex. All shares received by Mr. Schiller in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Schiller’s arrangement with Tadano. As a result, Mr. Schiller disclaims any pecuniary interest in these shares.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2018, regarding the compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Stockholders	72,874	(1)	n.a.	(2)	416,625	(3)

(1)	Represents outstanding restricted stock units issued under the Company’s Second Amended and Restated 2004 Equity Incentive Plan.
(2)	Outstanding restricted stock units reflected in column (a) vest based on award recipient’s continuous service with the Company and accordingly no exercise price is shown in column (b).
(3)

Represents shares available for issuance under our Second Amended and Restated 2004 Equity Incentive Plan. As of the record date, 279,315 shares were available for future issuance under the 2004 Plan as 137,310 shares were granted during the first quarter of 2019.

MATTERS TO BE ACTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and grant the Board the power to set the number of Directors at no less than one (1) and no more than seven (7). The size of our Board is currently set at seven (7) Directors and each Director position will be filled by election at the Annual Meeting to be held on June 12, 2019.

Seven (7) persons have been nominated by the Board of Directors to serve as Directors until the 2020 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Ronald M. Clark, Robert S. Gigliotti, Frederick B. Knox, David J. Langevin, Marvin B. Rosenberg, Ingo Schiller and Stephen J. Tober, be elected to serve until the 2020 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth below.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than seven (7) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each nominee for Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

Nominees to Serve Until the 2020 Annual Meeting

Name	Age	Director Since	Positions Held
Ronald M. Clark	71	2010	Director
Robert S. Gigliotti	70	2004	Director
Frederick B. Knox	78	2013	Director
David J. Langevin	68	2006	Director, Chairman and Chief Executive Officer
Marvin B. Rosenberg	78	2006	Director
Ingo Schiller	51	2018	Director
Stephen J. Tober	54	2007	Director

The following is information about the experience and attributes of the nominees for Director. The experience and attributes described below illustrate the reasons that these individuals were nominated for re-election to the Board.

Ronald M. Clark, Age 71, joined our Board of Directors in 2010. In 2013, Mr. Clark was elected to the Board of Directors of Allianz Life Insurance Company of New York. Mr. Clark was the Chief Investment Officer of Allianz of America, Inc. from 2000 until he retired on December 31, 2011. From 1990 until 2000, Mr. Clark was the Chief Operating Officer for Allianz of America, Inc. In 2014 Mr. Clark was elected to the Boards of Directors of Allianz Life Insurance Company of North America and served on the Board of Directors at

Fireman’s Fund Insurance Company from 2014—2017. In January 2015, Mr. Clark was elected to the Board of Directors of San Francisco Reinsurance Company. Mr. Clark has both a Bachelor of Science in Industrial Engineering and a Master of Business Administration in Finance and Real Estate from the University of Wisconsin. Mr. Clark is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: capital markets, strategy development, mergers and acquisitions, operations, and executive compensation.

Robert S. Gigliotti, Registered, non-practicing CPA, CGMA (Certified Global Management Accountant), Age 70, joined our Board of Directors in 2004. Mr. Gigliotti was previously a tax and business development partner with Rehmann, a CPA and business consulting firm. Mr. Gigliotti retired on December 31, 2014 but continues to provide services as a consultant. Prior to its merger with Rehmann in 2005, Mr. Gigliotti was Managing Partner for the firm of Perrin Fordree & Company, P.C. in Troy, Michigan. Mr. Gigliotti was granted his Certified Public Accountant’s license in 1972 and joined the firm of Perrin, Fordree & Company, P.C. in 1976 after six years in the tax department of the Detroit office of Arthur Andersen & Company. His specialties include estate and financial planning, mergers and acquisitions, and corporate taxation. Mr. Gigliotti has a Bachelor Degree in Business from Alma College. He is a life member of both the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants. Mr. Gigliotti is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, accounting and finance, tax, merger and acquisitions and executive compensation.

Frederick B. Knox, Age 78, joined our Board of Directors in September 2013. Mr. Knox has managed, operated and led numerous merger and acquisitions in large scrap and other metal business. Currently, Mr. Knox provides consulting services to the scrap industry. From 2008 until April 1, 2015, Mr. Knox served as a Vice President and Chief Operating Officer of Mercer Company/Scholz. Mr. Knox was one of the original founders of Mercer Company, a company that was formed in 1986. Mr. Knox was a Vice President of the Mercer Company from its inception and also became its Chief Operating Officer in 1994. Mr. Knox held the position of Vice President and Chief Operating Office for the Mercer Company until the Company was sold in 2008. Earlier in his career, Mr. Knox held various positions at Warren Scrap, Whittaker Corp., Rainbow Metals and Blaw Knox Corporation. Mr. Knox has his Bachelor of Sciences degree in Metallurgical Engineering from The Ohio State University. Mr. Knox is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: strategy development, mergers and acquisitions, and operations.

David J. Langevin, Age 68, has been the Chairman of our Board of Directors and our Chief Executive Officer since July 2006. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions (and one of our subsidiaries), from 2003 until joining our company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University. In addition to his industry experience and expertise, Mr. Langevin is being re-nominated as a Director because it is the Company’s traditional practice to have its Chief Executive Officer serve as a member of the Board.

Marvin B. Rosenberg, Age 78, joined our Board of Directors in 2006. Mr. Rosenberg was previously Senior Vice President, General Counsel and a Director of Terex Corporation, a publicly-traded company principally engaged in the manufacture and sale of heavy equipment. Mr. Rosenberg retired from Terex Corporation in 1997 and retired from its Board of Directors in 2002. He was also a Director of Fruehauf Trailer Corporation from 1992 to 1996. Mr. Rosenberg holds a Bachelor of Science degree from the State University of New York at Stony Brook and a Juris Doctor degree from New York University School of Law. Mr. Rosenberg is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Ingo Schiller, Age 51, joined our Board of Directors in 2018. Mr. Schiller is currently President and Chief Executive Officer at Tadano America Corporation. From January 2008 to April 2016 Mr. Schiller held various executive positions at Manitowoc Cranes, where he was responsible for tasks such as new product development planning, leading the Global Crane Care Division, and managing the Global Marketing Team through the Bauma, ConExpo-Con/Agg, and Bauma China trade fairs. Mr. Schiller currently serves on the Specialized Carriers and Rigging Association’s Board of Directors, is the 2019 Chair of the Crane and Rigging Group, and is a former Chairman of the Allied Group Governing Committee. He also served on the Association of Equipment Manufacturer and Construction Equipment Sector Board. Mr. Schiller holds a Master of Business Administration degree from George Mason University and a Bachelor of Science degree in Mechanical Engineering from the University of Virginia. Mr. Schiller is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Stephen J. Tober, Age 54, joined our Board of Directors in 2007. Mr. Tober is currently President of Tiber Health Corporation, a healthcare education company that runs medical schools in Puerto Rico and St. Louis. From April 2012 to May 2018, Mr. Tober served as Chief Executive Officer of Career Step, LLC, an online school offering career focused education and corporate training. From April 2009 to March 2012, Mr. Tober was the Chief Executive Officer of American InterContinental University and President of AIU Online, a Career Education Corporation school. From October 2008 until April 2009, Mr. Tober served as Chief Operating Officer of American InterContinental University. From April 2007 until September 2008, Mr. Tober served as the Managing Director and head of the Corporate and Business Services Group of ThinkEquity Partners, LLC, and a boutique institutional investment firm. Mr. Tober has a Bachelor of Arts from Amherst College and a Juris Doctor from the University of Virginia School of Law. Mr. Tober is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, finance and capital markets, operations management, mergers and acquisitions, strategy development, and executive compensation.

Executive Officers of the Company who are not also Directors

Steve Kiefer, Age 52, has served as President and Chief Operating Officer, since December 2017. Mr. Kiefer was our President, North America from September 2017 to December 2017, Executive Vice President of Sales & Marketing from January 2016 to August 2017, and President of Manitex Sabre (one of our subsidiaries) during 2015. Prior to joining our company, Mr. Kiefer held various general management, sales & marketing and new product development positions with Eaton Corporation, Hendrickson International, Intellitec Products and Pettibone Heavy Equipment Group, most recently serving as Vice President of Sales, Marketing and Business Development for the Pettibone Heavy Equipment Group from 2010 to April 2015. Mr. Kiefer has his Bachelor of Science in Mechanical Engineering from Valparaiso University, and his Master of Business Administration from Western Michigan University.

Laura R. Yu, Age 48, has served as Senior Vice President and Chief Financial Officer since October 2018. Ms. Yu was our Vice President and Corporate Controller from May 2018 to October 2018. Prior to joining our company, Ms. Yu worked for Tenneco Inc., a publicly-traded global manufacturer of clean air and ride performance products and systems for the automotive, commercial truck, off-highway markets and the aftermarket, where she served as Director of Corporate Finance from May 2016 to May 2018 and Senior Manager of Corporate Finance from February 2013 to April 2016. Previously, she was employed with Filtran LLC, a leading provider of filtration solutions as Controller from January 2010 to February 2013 and Division Finance Manager from August 2006 to December 2009. Ms. Yu holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago and is a Certified Public Accountant in the State of Illinois.

Board Leadership Structure and Role in Risk Oversight

Mr. Langevin serves as both the Chairman of our Board of Directors and the Chief Executive Officer of our company. We have determined that this leadership structure is appropriate because:

•	It promotes unified leadership and direction for our company;

•	It allows for a single, clear focus for management to execute our company’s strategic initiatives and business plans;

•	The Chief Executive Officer is in the best position to chair Board meetings and to ensure that the key business issues and risks facing our company are brought to the Board’s attention; and

•	We believe that we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

We do not currently have a lead independent director.

Risk Oversight

Our Board of Directors has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees but retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board has delegated to the Audit Committee oversight responsibility to review our major financial risk exposures and management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. Our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of our company. During the fiscal year ended December 31, 2018, there were five meetings of the Board of Directors. All of our Directors attended all of the meetings of the Board of Directors. All our Directors on the Audit Committee participated in the five Audit Committee meetings held during the year. All our Directors on the Compensation Committee attended the two Compensation Committee meetings held during the year. All Committee members participated in all the Committee meetings on which they served.

Our Directors are expected to attend Annual Meetings of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts. The 2018 Annual Meeting of Stockholders was attended by all of our then-current Directors.

The Board has established three (3) standing committees—the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance. The principal functions of these committees are briefly described below. The charters of the Compensation, Audit, and Directors and Board Governance Committees are posted in the “Investor Relations” section of our website, www.manitexinternational.com, and paper copies will be provided upon request to the office of the Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Corporate Governance

The Board of Directors has determined that six of our seven directors are independent under NASDAQ Rule 5605(a)(2). These independent directors are: Ronald M. Clark, Robert S. Gigliotti, Frederick B. Knox, Marvin

B. Rosenberg, Ingo Schiller and Stephen J. Tober. Each of the directors serving on the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance are also independent under the NASDAQ independence standards applicable to members of such committees.

Compensation Committee

In general, the Compensation Committee reviews and makes recommendations regarding the compensation of our executive officers and certain other management staff. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The Compensation Committee approves the compensation of the Company’s named executive officers. The committee also approves bonus and equity awards and establishes performance objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation based on this evaluation. With respect to the other named executive officers, the committee considers the Chief Executive Officer’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

The current members of the Compensation Committee are Ronald M. Clark (Chairman), Robert S. Gigliotti, Frederick B. Knox, and Stephen J. Tober. The members of the Compensation Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2). The Compensation Committee members met with all our Directors twice during the year ended December 31, 2018.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors; and (4) our compliance with legal and regulatory requirements. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

The current members of the Audit Committee are Ronald M. Clark, Robert S. Gigliotti (Chairman), Frederick B. Knox and Stephen J. Tober. The members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Gigliotti is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met five times during the year ended December 31, 2018.

Committee on Directors and Board Governance

The Committee on Directors and Board Governance reviews the performance of our Directors, makes recommendations for new Directors, and evaluates and makes recommendations regarding our governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement below under “Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees” and under “Stockholder Proposals.” In addition, our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. The current members of the Committee on Directors and Board Governance are Ronald M. Clark and Robert S. Gigliotti.

The members of the Committee on Directors and Board Governance did not meet as a separate committee during the year ended December 31, 2018, however, the committee met with the entire Board to consider certain matters, including the nomination of Directors, and presented their recommendations to the Board.

Principal Functions

The principal functions of the Committee on Directors and Board Governance are to:

•	Consider and recommend to the Board qualified candidates for election as directors of our company;

•	Periodically prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees;

•	Recommend to the Board and management a process for new Board member orientation;

•	Consider matters of corporate governance and Board practices and recommend improvements to the Board;

•	Review periodically our articles of incorporation and bylaws in light of statutory changes and current best practices;

•	Review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

•	Review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

•	Annually assess the Committee’s performance.

Nominating Procedures

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be Directors who are not our past or present employees or significant stockholders, customers or suppliers.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director that are made in accordance with the procedure set forth below. The committee will apply the same criteria to all candidates it considers, including any candidates submitted by stockholders. The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term.

Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration in accordance with the directions for proposals to be considered for inclusion in the Company’s proxy materials described in the section below entitled “Stockholder Proposals.” Timely nominations will be considered but may not be part of the slate nominated by our Board of Directors and, accordingly, would not be included in our proxy materials.

In order to be a valid submission for recommendation to the Committee on Directors and Board Governance for a potential nominee, the form of recommendation must set forth:

•	Biographical information about the candidate and a statement about his or her qualifications;

•

Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ronald M. Clark

Robert S. Gigliotti

Frederick B. Knox

Stephen J. Tober

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves the compensation for our five executive officers, consisting of our Chief Executive Officer, Chief Operating Officer, and current and former Chief Financial Officers and Principal Financial Officers (the “Named Executive Officers” or “NEOs”). The Compensation Committee is composed entirely of Directors who are neither executive officers nor employees of our Company. In addition, the Compensation Committee recommends grants under our Second Amended and Restated 2004 Equity Incentive Plan and oversees the administration of other compensation plans and programs. This process is to ensure that compensation programs achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices.

The successful execution of our business strategy depends on our ability to attract, motivate, reward, and retain executive talent with the skills to foster innovative product and service development and grow the business internationally in markets with the greatest opportunity. Our executive compensation program is designed to support this strategy by:

•	attracting and retaining key executive talent by offering a competitive compensation program;

•	motivating executive actions that lead to sustained superior performance; and

•	aligning executive compensation with returns delivered to shareholders.

Overview of 2018 Business Results and Performance-Based Compensation

For 2018, we entered the year with a strong backlog and closed a solid year of revenue, adjusted EBITDA, and adjusted EPS improvement. Our teams executed well resulting in sales increasing for the year by 14%, full year adjusted EBITDA increased by 26% and year over year adjusted EPS up by 65%. We finished the year with over 40% market share on our Manitex-branded line of straight-mast cranes and continued robust rental fleet utilization for the various mobile cranes within our product offering. For our PM knuckle boom business, the buildout of the North American dealer network continued in 2018 with 14 dealer locations added throughout the year. We took steps to properly manage increasing order and shipment momentum by completing a dedicated knuckle boom design, assembly and mounting facility in Georgetown, Texas. Additionally, our teams continued to effectively manage the various surcharges, supply chain capacity, freight cost and tariff issues. We worked diligently to both offset these costs and to pass them on to the marketplace. Our global markets remain strong as we entered 2019.

2018 performance achieved 89% of the Targeted level set under the 2018 compensation plan, which would have required a payout of 50% of salary for NEOs. Management recommended and the Compensation Committee and the Board of Directors approved an Annual Incentive award equivalent to 50% of salary for NEOs.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs, the Compensation Committee is guided by the following objectives:

•

Our compensation program should be comprehensive, consisting of base salary, annual incentives, long term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

•

Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation programs.

The Compensation Committee’s Role

Our compensation program is administered by the Compensation Committee.

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by the Board of Directors. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data from independent sources, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business, and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and awards under our long-term incentive program. The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by the Compensation Committee, which is comprised solely of independent Directors.

The Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long term incentive program awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, including the CEO.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance—Compensation Committee.”

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants, to determine the scope of the consultants’ services, and to terminate such consultants’ engagement. In 2018, the Committee did not engage the services of any outside consultants.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes:

•	The COO and CFO develop and oversee the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings;

•	The CEO and COO attend all Compensation Committee meetings but as stated above, do not participate in executive sessions of the Committee;

•	The CEO annually presents and makes recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted;

•	The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO;

•

Both the COO and the CFO and Company Secretary receive executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Compensation Committee’s executive sessions; and

•	The CEO regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element of Compensation Program	Description	Key Objectives Promoted
Annual Compensation

Salary	Fixed annual compensation paid in accordance with our regular payroll procedures during the year.	Designed to be market competitive and enable us to attract and retain talented executives.

Annual Incentive (“AI”)	Variable compensation based on performance achieved against pre-established goals during a one-year period.	Designed to motivate and reward achievement of financial, operational and strategic business goals.

Element of Compensation Program	Description	Key Objectives Promoted

Restricted Stock or Restricted Stock Units

Payment in kind for proportion of AI award. Shares of restricted stock or restricted stock units (“RSUs”) (which directly mirror the value of our stock) which represent between 0% and 20% of each participant’s Annual Incentive award.

Designed to retain executives and align their interests with those of our shareholders.

Long Term Compensation

Restricted Stock or Restricted Stock Units

Discretionary grant of shares of restricted stock or restricted stock units (“RSUs”) (which directly mirror the value of our stock) up to a maximum of 20,000 units as defined in the 2004 Equity Incentive Plan rules. Grants generally vest 33% per year commencing on the first anniversary of the grant.

Designed to motivate and reward achievement of long term operational and strategic business goals, align pay with performance and drive long term shareholder value.

Other Compensation Elements

Qualified Deferred Compensation

A 401(k) retirement savings plan that enables employees to defer a portion of their compensation. The Plan allows the Company the discretion to make matching contributions. During 2018, the Company matched dollar for dollar participants’ contributions up to 3% of the participants’ gross income and a 50% match on the next 2% of gross income.

Designed to be market competitive to enable us to attract and retain talented employees.

After-tax Life Insurance Plan	A Life Insurance plan into which the Company makes taxable contributions while the employee is in service that provides distributions to the employee in retirement.	Designed to be market competitive and enable us to attract and retain talented employees.

Severance Protection (pre- Change in Control)	Severance protection for our CEO providing severance equal to two years of salary and health benefits.	Designed to be market competitive and enable us to attract and retain talented employees.

Severance Payments and Benefits after a Change in Control

Severance protection for our CEO providing severance equal to a multiple of salary and actual bonus in the event of a termination without Cause by us or for Good Reason by the Executive following a Change in Control.

In addition to the Severance Protections above, designed to promote executive neutrality toward Change in Control transactions that may pose an employment risk, as well as retain executives through a Change in Control transaction.

Perquisites	Personal benefits provided to the executive	Designed to be market competitive and facilitate the executives’ attention to the business.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market information provided periodically at its request. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that are identified by NASDAQ as our peer group as well as public industrial companies of closest comparable size to us (generally at least twice our size in terms of revenue, primarily due to a lack of suitable peers that are closer to us in size), which typically have significant employee populations in manufacturing, product engineering and sales.

In evaluating executive compensation, the Compensation Committee takes into account the relative size of the companies in the peer group. The Compensation Committee compares the NEOs’ compensation to the mean and median of the peer group.

•	Alamo Group Inc.

•	Astec Industries Inc.

•	Columbus McKinnon

•	Federal Signal Corp.

•	Gencor Corp.

•	Lindsay Corp.

•	Terex Corp.

•	Taylor Devices

In addition, we also consider data from compensation surveys published by leading compensation consulting and advisory firms. The analysis of both the peer group and published surveys includes base salary, annual bonus, long term compensation and total compensation. During 2018, the Committee determined not to update its review from the last analysis that was completed for 2014 of comparative compensation as NEOs base salaries were not adjusted in 2018 (outside of salary increases for individuals promoted into NEO positions during 2018 and a salary increase for Mr. Kiefer, our President and Chief Operating Officer, from $250,000 to $275,000) and no annual stock incentive awards were granted in 2018. Additionally, the policy for long-term compensation, i.e., restrictive stock awards was consistent with past practice.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders, and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances.

We believe the current target pay mix achieves several important objectives: it supports a strong pay- for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it achieves favorable tax outcomes with respect to compensation.

The following table shows the dollar values and pay mix percentages of our 2018 Target direct pay opportunities for our NEOs:

Executive Officer	Base Salary	Cash Amount of Annual Incentive Target Opportunity	Total Cash Compensation Target Opportunity	Long Term Incentive Target Opportunity(1)	Total Target Pay Opportunity
D. J. Langevin Chairman & CEO	$433,836 46%	$433,836 46%	$867,672 92%	$79,520 8%	$947,192 100%
Steve Kiefer President & COO	$275,000 44%	$275,000 44%	$550,000 88%	$79,520 12%	$629,520 100%
Laura R. Yu CFO &Treasurer	$225,000 42%	$225,000 42%	$450,000 84%	$79,520 16%	$529,520 100%
Michael Schneider Former CFO, Treasurer & Secretary	$190,000(2) 70%	$— 0%	$190,000 70%	$79,520 30%	$269,520 100%
Sherman Jung Vice President Financial Reporting & Secretary (Former Principal Financial and Accounting Officer)	$170,000 51%	$85,000 25%	$255,000 76%	$79,520 24%	$334,520 100%

(1)

Long term incentive target opportunity is calculated assuming the Company awards 70% of the maximum (20,000 RSU) discretionary award for a year, with a three-year vesting schedule, together priced at the closing stock price of $5.68 on December 31, 2018.

(2)	This represents the employee’s base salary while he was a NEO.

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee. Our Compensation Committee is comprised entirely of non-employee Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

The compensation program is generally applied consistently to NEOs. Any exceptions are noted throughout this report.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short- term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate against unnecessary or excessive risk taking. Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks including establishing a minimum Earnings Before Interest Taxes Depreciation & Amortization (EBITDA) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclicality of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends and approves adjustments for NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives, and the general economic environment impacting the Company. History of salary increases and temporary decreases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon an annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in shareholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership style, and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, future adjustments in base salaries of our executive officers. Base salary increases were approved by the Compensation Committee for individuals promoted to NEO positions during 2018.

FY 2018 Base

Executive Officer	FY 2017 Base Salary	Salary Adjustments	FY 2018 Base Salary	Percentage Increase
D.J. Langevin Chairman & CEO	$433,836	$—	$433,836	0.0%
Steve Kiefer, President & COO	$250,000	$25,000	$275,000	10.0%
Laura R. Yu CFO & Treasurer			$225,000	n/a
Michael Schneider Former CFO, Treasurer & Secretary	$190,000	$—	$190,000	0.0%
Sherman Jung Vice President Financial Reporting & Secretary (Former Principal Financial and Accounting Officer)	$155,000	$15,000	$170,000	10.0%

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward, and retain highly qualified executives on a competitive basis and provide annual financial incentives that promote Company success.

At the beginning of each year, our Compensation Committee approves the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate. Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort. The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met. The Board of Directors retains discretion to increase, cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target, and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The total aggregate payout to any NEO for any given AI plan is also determined.

Typically, annual incentive awards have target payout as shown below:

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	110%
Target Performance Level	100%
Threshold Performance Level	80%
Below Threshold Performance Level	0%

Fiscal Year 2018 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for 2018 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for long term profitable growth. For 2018, one hundred percent of our NEOs’ target was based upon EBITDA achieved at the Consolidated Company level.

The below table shows that Company did make incentive awards payments in 2018:

Executive Officer	Annual Incentive Target % of Base Salary	Annual Incentive Actual Payout % of Target Award	Annual Incentive Actual Payout % of Base Salary	Annual Discretionary Actual Payout % of Base Salary
D.J. Langevin Chairman & CEO	100%	0%	0%	0%
Steve Kiefer President & COO	100%	50%	50%	0%
Laura R. Yu CFO	100%	50%	50%	0%
Michael Schneider Former CFO, Treasurer & Secretary	0%	0%	0%	0%
Sherman Jung Vice President Financial Reporting & Secretary (Former Principal Financial and Accounting Officer)	50%	25%	25%	0%

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	Link executive compensation and our long-term performance;

•	Better align key employees with our business strategies and with our shareholders’ interests; and

•	provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	The impact of the NEOs’ roles within our Company; and

•	The cost and share usage associated with the proposed plan.

Target long term incentives as a percentage of salary are as follows:

Executive Officer	Long Term Incentive Target (% of Base Salary)
D. J. Langevin Chairman and CEO	8%
Steve Kiefer President & COO	12%
Laura R. Yu CFO &Treasurer	16%
Michael Schneider Former CFO & Treasurer & Secretary	30%
Sherman Jung Vice President Financial Reporting & Secretary (Former Principal Financial and Accounting Officer)	24%

The target long term incentive mix for our NEOs normally consists of a discretionary grant of restricted stock units from the 2004 Equity Plan, equivalent to a target of 70% of the maximum permissible award under the Plan rules. During 2018, no restricted stock was granted.

The following tables summarize the equity granted as part of the NEOs’ annual compensation for 2018, compared to the Target.

Executive Officer	Total Target Number of RSUs	AI RSUs Granted	AI Discretionary RSUs Granted	LTIP Discretionary RSUs Granted(1)	Total RSUs Granted & % of Target
Steve Kiefer President & COO

Grant date:

May 31, 2018	—	—	—	1,073	1,073

Total				1,073	1,073

(1)	Represents 10% of a discretionary bonus paid to employee.

Discretionary Restricted Stock Units

Discretionary grants of RSUs from the 2004 Equity Incentive Plan are made annually, with vesting generally on a three-year period. In making any discretionary grant, the Compensation Committee considers a range of performance factors achieved by the Company and the NEOs. These are broad based and include not only financial measures such as Adjusted EBITDA, EPS and revenue growth and balance sheet ratios but also for example, organic and acquisition related growth, product development initiatives, international growth, with performance compared to competitors and the general market.

The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders.

RSU Granting Practices

The exercise price for any RSU is equal to the closing market value on the date of grant. The date of grant is set by the Board of Directors.

Retirement and Deferred Compensation

We maintain a 401(k) retirement savings plan covering non-union domestic employees. Employees were eligible to make contributions subject to limits set by the Internal Revenue Code. The Company currently matches dollar for dollar participants’ contributions up to 3% of the participants’ gross income and a 50% match on the next 2% of gross income.

For NEOs and certain senior employees approved by the Compensation Committee the Company provides a life insurance plan into which the Company makes taxable contributions while the employee is in service that provides distributions to the employee in retirement. Contributions are fixed dependent on the level the employee is situated within the plan and range from $10,000 per employee to a maximum of $26,000.

Stock Ownership

Consistent with our objective of aligning management’s interests with shareholders, we encourage stock ownership for all employees and Directors.

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs. Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based primarily on Company performance. However, each NEO is entitled to a car allowance and the CEO and COO are entitled to the reimbursement of monthly private club dues. These are considered appropriate for these employees to fulfill their executive responsibilities for the Company.

NEOs may participate in benefit plans that are offered generally to salaried domestic employees such as those described above, as well as short and long-term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national, and in some cases, global, we may recruit from outside of the regional area in order to obtain top talent. We may elect to pay relocation costs for full-time employees who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the employee. In situations where we pay relocation cost, we may also provide a payment to cover the cost of any additional taxes the employee incurs as a result of the reimbursement (a gross up payment).

Employment and Change-In-Control Agreements

Employment Agreements

The Company has an employment agreement with the CEO that ended on December 31, 2018. This agreement automatically extends for successive periods of three years at the end of each one-year anniversary of the current employment term unless a non-renewal notice is given by either party at least 90 days prior to the end of the term. Base salary is reviewed and may be adjusted annually. The CEO participates in our Annual Incentive Plan and Long-Term Incentive Program. The agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Change in Control Agreements

Included within the CEO’s Employment Agreement is a change in control provision. The intent of this provision is to provide the CEO with financial security in the event of a change in control to facilitate a transaction which may benefit shareholders but result in job loss to him. Payments upon termination of employment in connection with a change of control of the Company made under the agreements are subject to a “double trigger,” meaning that both a change of control and a termination are required.

The CEO is entitled to receive, upon termination of employment within 6 months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or employee other than for “good reason,” as defined in the change in control agreements), (i) Cash. The amount of cash equal to the sum of (a) two (2) times the average of his annual base salary in effect at the time written notice of termination is given to him; (b) two (2) times the average of his annual earned bonuses for the three calendar years preceding the date of termination; and (c) the product of (i) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, (ii) the annual bonus for the calendar year preceding the date of termination that has most recently been paid to the Employee, (iii) health plan coverage provided by the Company and with respect to the Company’s welfare benefit plans until employee reaches the age of 65 or becomes eligible for Medicare, (iv) continuation of perquisites, (v) pay for vacation accrued but unused as of the effective date of such change of control, (vi) reimbursement of any unpaid expense Employee is otherwise entitled to, and (vii) payment simultaneously with the termination of the Employee’s employment, of the full value of any then vested or unvested Company equity incentive plan awards.

Aggregate “payments in the nature of compensation” (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under these agreements include (i) the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities, (ii) the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the shareholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation, (iii) the failure of the Company to assign this Agreement to a successor, (iv) a majority of the members of the Board of Directors of the Company on the date of this Agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Direct shall be deemed to be a Current Director, (v) the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design. Section 162(m) generally limits our ability to claim a tax deduction for individual compensation exceeding $1 million in any taxable year for any of our covered executive officers. For 2017 and prior years, performance-based compensation meeting certain requirements under Section 162(m) was fully deductible; however, the Tax Cuts and Jobs Act eliminated the exemption for performance-based compensation beginning in 2018, subject to certain transitional relief. The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code. Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by our named executive officers in fiscal years 2016, 2017 and 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
David J. Langevin	2018	$433,836	$—		$—		—	—	$60,998	(1)	$494,834
Chairman and Chief Executive Officer	2017	$433,836	$—		$—		—	—	$58,861	(2)	$492,697
	2016	$433,836	—		$186,720	(3)	—	—	$59,205	(4)	$679,761

Steve Kiefer	2018	$257,292	$250,010	(5)	$12,490	(5)	—	—	$30,245	(6)	$550,037
President and Chief Operating Officer	2017	$207,292	$112,501	(7)	$12,499	(7)	—	—	$23,527	(8)	$355,819

Laura R. Yu	2018	$122,557	$132,500	(9)	$19,154	(10)	—	—	$9,915	(11)	$284,126
Senior Vice President and Chief Financial Officer

Michael Schneider	2018	$39,584	$—		$—		—	—	$274,815	(12)	$314,399
Former Senior Vice President, and Chief Financial Officer	2017	$190,000	$85,000	(13)	$9,499	(13)	—	—	$32,472	(14)	$316,971

Sherman Jung	2018	$168,708	$103,400	(15)	$—		—	—	$23,275	(16)	$295,383
Vice President Financial Reporting & Secretary (Former Principal Financial and Accounting Officer)

(1)

Represents a $18,000 auto allowance, $24,974 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $6,000 of 401(k) matching contributions, $10,500 in private club dues and $1,524 for group life insurance premiums.

(2)

Represents a $18,000 auto allowance, $26,087 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $2,750 of 401(k) matching contributions, $10,500 in private club dues and $1,524 for group life insurance premiums.

(3)

David Langevin was awarded 16,000 restricted stock units which had a fair value of $97,120 based on closing price of $6.07 on January 4, 2016, the date of grant. David Langevin was awarded 16,000 restricted stock units which had fair value of $89,600 based on a closing price of $5.60 on December 14, 2016, the date of grant. Consistent with recent practice, the Company made awards to the NEOs in January 2016 in connection with 2015 compensation determinations. The Company also made awards to certain of the NEOs in December 2016 in connection with 2016 compensation determinations. Therefore, while both amounts listed in the table above were paid in the same calendar year, they relate to different compensation years. The Company has not made any such awards in 2017 and 2018.

(4)

Represents an $18,000 car allowance, $10,500 in private club dues, $3,094 in 401(k) matching contribution, $26,087 for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee and $1,524 in excess term life premiums.

(5)

Steve Kiefer was awarded a discretionary bonus in June of 2018 of $125,000 related to 2017. In accordance with a recommendation of the Compensation Committee, Mr. Kiefer received restricted stock units with a value equal to 10% of his bonus ($12,490) and it was stipulated that Mr. Kiefer’s cash bonus was to be reduced by the value of the restricted stock units granted (cash bonus value of $112,5010. Mr. Kiefer was awarded 1,073 restricted stock units based on a closing stock price of $11.64 per Common Share on May 31, 2018, the date the Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance.

Additionally, Steve Kiefer was awarded a bonus in March 2019 of $137,500, which related to 2018.

(6)

Represents a $9,000 auto allowance, $10,000 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $10,969 of 401(k) matching contributions and $276 for group life insurance premiums

(7)

Steve Kiefer was awarded a discretionary bonus of $125,000 for 2016. In accordance with a recommendation of the Compensation Committee, Mr. Kiefer received restricted stock units with a value equal to 10% of his bonus ($12,499) and it was stipulated that Mr. Kiefer’s cash bonus was to be reduced by the value of the restricted stock units granted (cash bonus value of $112,501). Mr. Kiefer was awarded 1,783 restricted stock units based on a closing stock price of $7.01 per Common Share on June 1, 2017, the date the Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance.

(8)

Represents a $9,000 auto allowance, $5,000 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $4,251 of 401(k) matching contributions, payments totaling $5,000 as result of monies that were not eligible for pre-tax contribution into the 401(k) plan as a result of discrimination testing and $276 for group life insurance premiums.

(9)	Laura Yu was awarded $20,000 sign on bonus when she joined the Company on May 15, 2018.

Additionally, Laura Yu was awarded a bonus in March 2019 of $112,500, which related to 2018.

(10)	Laura Yu was awarded 1,695 restricted stock units which had a fair value of $19,154 based on closing price of $11.30 on May 15, 2018, the date of grant.
(11)	Represents a $5,250 auto allowance, $4,575 of 401(k) matching contributions and $90 for group life insurance premiums
(12)

Represents a $2,250 auto allowance, $,4,167 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $129 for group life insurance premiums, $18,269 payment for earned but unused vacation and $250,000 in severance pay.

(13)

Michael Schneider was awarded a discretionary bonus of $95,000 for 2017. In accordance with a recommendation of the Compensation Committee, Mr. Schneider received restricted stock units with a value equal to 10% of his bonus ($9,499) and it was stipulated that Mr. Schneider’s cash bonus was to be reduced by the value of the restricted stock units granted (cash bonus value of $85,501). Mr. Schneider was awarded 1,355 restricted stock units based on a closing stock price of $7.01 per Common Share on June 1, 2017, the date the Board approved the discretionary bonus and the restricted stock units. The restricted stock units vest upon issuance. Mr. Schneider departed the Company effective January 29, 2018.

(14)

Represents $20,000 of for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $7,196 of 401(k) matching contributions, and payments totaling $5,000 as result of monies that were not eligible for pre-tax contribution into the 401(k) plan as a result of discrimination testing and $276 for group life insurance premiums.

(15)	Sherman Jung was awarded a discretionary bonus in June of 2018 of $30,000 and $30,900 previously approved retention bonus which was paid on June 15, 2018.

Additionally, Sherman Jung was awarded a bonus in March 2019 of $42,500 related to 2018. Mr. Jung served as Principal Financial and Accounting Officer from January 29, 2018 to May 15, 2018.

(16)

Represents a $8,250 auto allowance, $7,000 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $7,749 of 401(k) matching contributions, and $276 for group life insurance premiums

Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Full Grant Date Fair Value
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Langevin	12/14/16	(1)	—	—	—	—	—	—	16,000	—	$89,600
	1/4/16	(2)	—	—	—	—	—	—	16,000	—	$97,120
Steve Kiefer	5/31/18	(3)	—	—	—	—	—	—	1,073	—	$12,499
	6/1/17	(4)	—	—	—	—	—	—	1,783	—	$12,499
Laura Yu	5/15/18	(5)	—	—	—	—	—	—	1,695	—	$19,154
Michael Schneider	6/1/17	(6)	—	—	—	—	—	—	1,355	—	$9,499
Sherman Jung	12/14/16	(7)	—	—	—	—	—	—	1,800	—	$10,080
	1/4/16	(8)	—	—	—	—	—	—	1,800	—	$10,926

(1)

Under this award 5,280 shares, 5,280 shares and 5,440 shares vest on December 14, 2017, 2018 and 2019, respectively. The fair value on grant date is based on the closing price of $5.60 per share of the Company’s common stock on date of grant.

(2)

Under this award 5,280 shares, 5,280 shares and 5,440 shares vest on January 4, 2017, 2018 and 2019, respectively. The fair value on grant date is based on the closing price of $6.07 per share of the Company’s common stock on date of grant.

(3)

In June of 2018, Steve Kiefer was a awarded a discretionary bonus of $125,000. In accordance with a recommendation of the Compensation Committee, Mr. Kiefer received restricted stock units with a value equal to 10% of his bonus ($12,499) and it was stipulated that Mr. Kiefer’s cash bonus was to be reduced by the value of the restricted stock units granted. Mr. Kiefer was awarded 1,073 restricted stock units based on closing stock price of $11.64 per Common Share on March 31, 2018, the date the Board approved the discretionary bonus and restricted stock units. The restricted stock units vest upon issuance.

(4)

Under this award 1,783 shares vest immediately. The fair value on grant date is based on the closing price of $7.01 per share of the Company’s common stock on date of grant. The restricted shares units represent 10% of the executive’s June 1, 2017 bonus

(5)

Laura Yu was awarded 1,695 restricted stock units. The fair value is based on the closing price of $11.30 per share of the Company’s common stock on May 15, 2018, the date of grant. Under this award 560, 560 and 575 shares vest on May 15 2019, May 15, 2020 and May 15, 2021, respectively.

(6)

Under this award 1,355 shares vest immediately. The fair value on grant date is based on the closing price of $7.01 per share of the Company’s common stock on date of grant. The restricted shares units represent 10% of the executive’s June 1, 2017 bonus.

(7)

Under this award 594 shares, 594 shares and 612 shares vest on December 14, 2017, 2018 and 2019, respectively. The fair value on grant date is based on the closing price of $5.60 per share of the Company’s common stock on date of grant.

(8)

Under this award 594 shares, 594 shares and 612 shares vest on January 4, 2017, 2018 and 2019, respectively. The fair value on grant date is based on the closing price of $6.07 per share of the Company’s common stock on date of grant.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information about outstanding equity awards held on December 31, 2018 by our named executive officers. In addition to the vesting provisions described in notes to the table below:

•

Pursuant to the employment agreement that the CEO has with the Company, if his employment terminates Without Cause (as defined in such employment agreement) or for Good Reason (as defined in such employment agreements) within the six (6) month period preceding a Change in Control (as defined in such employment agreements), in anticipation of such Change in Control, or within twenty-four (24) months following a Change in Control, he shall be entitled to, among other things, the payment simultaneously with the termination of his employment of the full value of any then vested or unvested Company equity incentive plan awards.

•

In addition, pursuant to the employment agreement that the CEO has with the Company, if his employment is terminated by the Company without Just Cause (as defined in such employment agreements), or if the Company chooses not to renew his employment agreement, he shall be entitled to, among other things, the payment of the full value of any then vested or unvested Company equity incentive plan awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Langevin(1)	—	—	—	—	—	10,880	$61,798	—	—
Steve Kiefer(1)	—	—	—	—	—	4,930	$28,002	—	—
Laura Yu(1)	—	—	—	—	—	1,695	$9,628	—	—
Sherman Jung(1)	—	—	—	—	—	1,224	$6,952	—	—

(1)	The unvested shares above vest as shown below:

	David J. Langevin	Steve Kiefer	Laura Yu	Sherman Jung
January 4, 2019	5,440	2,210	—	612
May 15, 2019	—	—	560	—
December 14, 2019	5,440	2,720	—	612
May 15, 2020	—	—	560	—
May 15, 2021	—	—	575	—

Total	10,880	4,930	1,695	1,224

(2)	Market value is determined based on the closing price of $5.68 per share of our Common Stock on December 31, 2018.

Option Exercises and Stock Vested in Fiscal Year 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David J. Langevin(1)	—	—	13,620	$113,803
Steve Kiefer(2)	—	—	4,785	$37,566
Laura R. Yu	—	—	—	$—
Michael Schneider(3)	—	—	825	$7,747
Sherman Jung(4)	—	—	1,596	$13,415

(1)

Determined based on the closing price of $9.60 per share of the Company’s stock on December 29, 2017 (last trading date before vesting date), for 3,060 shares vesting on January 1 ,2018, on the closing price of $9.39 per share of the Company’s stock on January 4, 2018, for 5,280 shares vesting on that date and based on the closing price of $6.60 per share of the Company’s stock on December 14, 2018, for 5,280 shares vesting on that date.

(2)

Determined based on the closing price of f $9.39 per share of the Company’s stock on January 4, 2018, for 2,145 shares vesting on that date and based on the closing price of $6.60 per share of the Company’s stock on December 14, 2018, for 2,642 shares vesting on that date.

(3)	Determined based on the closing price of f $9.39 per share of the Company’s stock on January 4, 2018, for 825 shares vesting on that date.
(4)

Determined based on the closing price of $9.60 per share of the Company’s stock on December 29, 2017 (last trading date before vesting date), for 408 shares vesting on January 1 ,2018, on the closing price of $9.39 per share of the Company’s stock on January 4, 2018, for 594 shares vesting on that date and based on the closing price of $6.60 per share of the Company’s stock on December 14, 2018, for 594 shares vesting on that date.

Pension Benefits

None of our named executive officers had accumulated benefits under a Company-defined benefit plan during fiscal year 2018.

Nonqualified Deferred Compensation

The Company did not have any deferred compensation plans for named executive officers in fiscal year 2018.

Employment Agreements

David J. Langevin

On December 12, 2012, we entered into an employment agreement with Mr. Langevin pursuant to which his term of employment commenced on December 12, 2012 and ended on December 31, 2015. Under the agreement, Mr. Langevin’s term of employment will automatically be extended for successive periods of three years at the end of each one-year anniversary of the current employment term, and therefore has been extended through December 31, 2018. Mr. Langevin’s employment agreement entitles him to an initial annual base salary of $375,000, which is subject to annual increases at the discretion of the Compensation Committee, and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Langevin is also provided with a $1,500 per month car allowance plus reimbursement for the dues of a private club membership, cellular telephone and data service costs and expenses. In addition, Mr. Langevin is eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provides for an annual review by the Compensation Committee of the Board and adjustments may be made at the discretion of the Committee.

If the Company terminates Mr. Langevin without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Langevin is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for two years and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment.

If Mr. Langevin is involuntarily terminated without just cause or “good reason” (as defined in the employment agreement) within 6 months prior to and in anticipation of, or 24 months following, a change of control, he is entitled to receive severance benefits. In addition to the severance payments provided for above, the agreement provides for a payment equal to two times the average of Mr. Langevin’s bonus received in the prior three years, as well as a pro rata bonus for the fiscal year during which the change of control occurs.

Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Langevin upon the termination of his employment.

If Mr. Langevin is terminated without just cause or “good reason” (as defined in the employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Langevin is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Langevin may not invest in a competitor, subject to certain exceptions, for two years following his employment. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following the termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreement with our CEO provides for payments to him upon voluntary termination, involuntary termination without just cause; non-renewal by us of his employment agreement, just cause termination, termination following a change in control, and in the event of permanent disability of the executive. Under his employment agreement, severance payments in connection with a change in control are, however, subject to a “double trigger,” meaning that both a change of control and a termination are required.

Such amounts payable to him is described below assuming that each event triggering payment occurred on December 31, 2018.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks. The price of our common stock upon which certain of the calculations below are made was the closing price on the NASDAQ stock market ($5.68 per share) as of December 31, 2018.

The employment agreement for our CEO defines “change of control” as:

(1)	the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities,

(2)

the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the stockholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation,

(3)	the failure of the Company to assign such employment agreement to a successor,

(4)

a majority of the members of the Board of Directors of the Company on the date of the employment agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Director shall be deemed to be a Current Director, and

(5)	the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

The	employment agreement for our CEO defines “just cause” as:

(1)	employee’s admission of, or conviction, of any act of fraud, embezzlement or theft against the Company or any of its subsidiaries;

(2)	employee’s plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misappropriation;

(3)	employee’s violation of the confidentiality, ownership of inventions, and non-competition provisions set forth in the employment agreement;

(4)	employee’s misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by employee;

(5)

employee’s negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business;

(6)	any violation by employee of any statutory or common law duty of loyalty to the Company or any of its subsidiaries;

(7)	alcohol or substance abuse by employee that interferes with the performance of employee’s duties; or

(8)

any other material breach by employee of his employment agreement; provided that the reasons described in clauses (3), (6), (7) and (8) are subject to giving the employee notice and an opportunity to correct such behavior.

David J. Langevin

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	A Qualified Involuntary Termination With a Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$867,672	—	$867,672	$433,836
Termination Payment of Accrued Unpaid Base Salary	$18,076	$18,076	$18,076	$18,076	$18,076
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—	—
Payment of Twice the Average of the Past Three Year Bonuses	—	—	—	$—	—
Payment of Vested and Unvested Incentive Awards	—	$61,798	—	$61,798	$61,798

Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	$51,948	—	$51,948	$24,974
Post-Termination Health, Dental & Life Insurance	—	$36,000	—	$6,000	$18,000
Private Club Dues Reimbursement	—	$24,000	—	$24,000	$12,000
Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500
Accrued Unused Vacation	$33,372	$33,372	$33,372	$33,372	$33,372

Total:	$52,948	$1,094,366	$52,948	$1,040,606	$603,556

Michael Schneider

As previously disclosed, Michael Schneider departed as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective January 29, 2018. On March 23, 2018, the Company entered into a Settlement and Release Agreement with Mr. Schneider (the “Settlement Agreement”). Pursuant to the Settlement Agreement, Mr. Schneider received $250,000, less applicable taxes and withholdings, in a single lump sum payment. This payment is in lieu of any bonus payment that Mr. Schneider would otherwise have been eligible to receive with respect to his employment with the Company in 2017 and 2018.

Steve Kiefer

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Permanent Disability
Compensation:
Continuation of Base Salary	—	—	—	—
Termination Payment of Accrued Unpaid Base Salary	$11,458	$11,458	$11,458	$11,458
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—
Payment of Vested and Unvested Incentive Awards	—	—	—	—

Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	—	—	—
Post-Termination Health, Dental & Life Insurance	—	—	—	—
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750
Accrued Unused Vacation	$22,916	$22,916	$22,916	$22,916

Total:	$35,124	$35,124	$35,124	$35,124

Laura Yu

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Permanent Disability
Compensation:
Continuation of Base Salary	—	—	—	—
Termination Payment of Accrued Unpaid Base Salary	$9,375	$9,375	$9,375	$9,375
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—
Payment of Vested and Unvested Incentive Awards	—	—	—	—

Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	—	—	—
Post-Termination Health, Dental & Life Insurance	—	—	—	—
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750
Accrued Unused Vacation	$18,750	$18,750	$18,750	$18,750

Total:	$28,875	$28,875	$28,875	$28,875

Sherman Jung

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Permanent Disability
Compensation:
Continuation of Base Salary	—	—	—	—
Termination Payment of Accrued Unpaid Base Salary	$7,083	$7,083	$7,083	$7,083
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—
Payment of Vested and Unvested Incentive Awards	—	—	—	—

Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	—	—	—
Post-Termination Health, Dental & Life Insurance	—	—	—	—
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750
Accrued Unused Vacation	$14,166	$14,166	$14,166	$14,166

Total:	$21,999	$21,999	$21,999	$21,999

CEO Pay Ratio

For 2018, the median annual total compensation of all employees of the Company (other than the CEO) was $35,352. The annual total compensation of the Company’s CEO was $493,311. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 14 to 1.

In order to determine the median employee from a compensation perspective, the Company used cash compensation paid as well as 401(k) matching contributions (as applicable) for in the 2018 calendar year for all employees worldwide employed as of December 31, 2018. For those employees compensated in foreign currencies, average exchange rates for the full year 2018 were used to convert their compensation into U.S. dollars. The Company determined that its median employee from a compensation perspective is employed in one of its manufacturing locations in Italy. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2018 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the compensation of the Company’s CEO, as reported in the Summary Compensation Table.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and/or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2018 through December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that Mr. Kiefer filed a Form 4 on January 9, 2019 reporting a transaction that had occurred on May 31, 2018.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder, and the NASDAQ rules. The code of ethics also applies to all of our employees as well as our Board of Directors. In the event that any changes are made or any waivers from the provisions of the code of ethics are made, these events would be disclosed on our website or in a report on Form 8-K within four business days of such event. The code of ethics is posted on our website at www.manitexinternational.com. Copies of the code of ethics will be provided free of charge upon written request directed to Investor Relations, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Transactions with Related Persons

Discussed below are certain direct and indirect relationships and transactions involving our company and certain of our Directors, executive officers, nominees for Director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. We believe that the terms of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

Bridgeview Lease

Beginning June 1, 2010, we lease our 40,000 sq. ft. Bridgeview facility from an entity controlled by Mr. Langevin, the Company’s Chairman and CEO. On October 3, 2018, the lease was amended to extend the initial lease term to fifteen years expiring in May 3, 2025 with a provision for an option for a five-year extension period and thereafter, six one-year extension periods. Pursuant to the terms of the lease, we made monthly lease payments of approximately $23,000. The Company is also responsible for all the associated operating expenses, including insurance, property taxes, and repairs. The lease contains a rental escalation clause under which annual rent is increased during the initial lease term by the lesser of the increase in the Consumer Price Increase or 2.0%. Rent for any extension period shall however, be the then-market rate for similar industrial buildings within the market area. The dollar value of Mr. Langevin’s interest in the lease transaction was approximately $268,000, $263,000 and $259,000 in 2018, 2017, and 2016, respectively. We have assumed for the purpose of calculating Mr. Langevin’s interest in the lease transaction, that he and his affiliates own 100% of the equity interests of the entity that is a party to such transaction.

The Company has the option, to purchase the building by giving the landlord written notice at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The landlord can require the Company to purchase the building if a change of Control Event, as defined in the agreement, occurs by giving written notice to the Company at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The purchase price regardless whether the purchase is initiated by the Company or the landlord will be the Fair Market Value as of the closing date of said sale.

Transactions with Terex Corporation

Terex Corporation (“Terex”) owns 1,138,581 common shares of the Company or approximately 5.78% of the Company’s outstanding shares as of April 17, 2019.

Additionally, the Company has issued a subordinated convertible debenture with a $7,500 face amount payable to Terex. The convertible debenture, is subordinated, carries a 5% per annum coupon, and is convertible into Company common stock at a conversion price of $13.65 per share or a total of 549,451 shares, subject to customary adjustment provisions. The debenture has a December 19, 2020 maturity date. See Note 15 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 15, 2019 for additional details.

ASV Holdings

On May 11, 2017, in anticipation of an initial public offering, ASV Holdings converted from an LLC to a C-corporation and the Company’s 51% interest was converted to 4,080,000 common shares of ASV Holdings. On May 17, 2017, in connection within its initial public offering, ASV Holdings sold 1,800,000 of its own shares and the Company sold 2,000,000 shares of ASV Holdings common stock. Over the period from February 26-28, 2018, the Company sold an aggregate of 1,000,000 shares of ASV Holdings in privately-negotiated transactions with institutional purchasers. All such shares were sold for $7.00 per share. Following such sale transactions, the Company owns an aggregate of 1,080,000 shares of ASV Holdings which equates to an ownership of approximately 11%. After the sale of the shares, the Company no longer accounts for the investment in ASV Holdings using the equity method of accounting. Financial information (related to periods before June 2017) included in our Annual Report on Form 10-K filed on March 15, 2019 reflects ASV Holdings as a discontinued operation. See Notes 3, 11 and 26 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 15, 2019 for additional details.

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Ronald M. Clark, Robert S. Gigliotti, Mr. Frederick B. Knox, and Stephen J. Tober, none of whom are employees or current or former officers of our Company had any relationship with our Company required to be disclosed under “Transactions with Related Persons” or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board of Directors.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2018, pursuant to the Non-Employee Director Plan, Directors who were not employees of the Company received $10,000 per quarter. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, non-employee Directors are eligible to participate in the Company’s Second Amended and Restated 2004 Equity Incentive Plan.

The following table sets forth information regarding the compensation received by each of our non-employee Directors during the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Ronald M. Clark	$40,000		$46,560	(2)	—	—	—	—		$86,560
Robert S. Gigliotti	$90,000	(4)	$104,760	(2)	—	—	—	—		$194,760
Frederick B. Knox	$40,000		$46,560	(2)	—	—	—	—		$86,560
Marvin B. Rosenberg	$40,000		$46,560	(2)	—	—	—	$120,000	(1)	$206,560
Ingo Schiller	$20,000		$46,560	(3)	—	—	—	—		$20,000
Stephen J. Tober	$40,000		$46,560	(2)	—	—	—	—		$86,560

(1)	Represents consulting fees paid for services provided to the Company.
(2)

Represents the value of 4,000 restricted stock units based on closing price of the Company’s Common Stock of $11.64 on May 31, 2018, the date of grant., Mr. Gigliotti received an additional 5,000 shares.

(3)	All shares received by Mr. Schiller in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Schiller’s arrangement with Tadano.
(4)	Received $50,000 related to additional work performed as audit committee chair.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information about outstanding equity awards held on December 31, 2018 by the Company’s Directors:

Name	Number of Unvested Restricted Stock Units
Ronald M. Clark	5,840
Robert S. Gigliotti	5,840
Frederick B. Knox	5,840
Marvin B. Rosenberg	5,840
Ingo Schiller	—
Stephen J. Tober	5,840

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Such written or oral requests should be made to Sherman Jung at 9725 Industrial Drive, Bridgeview, Illinois 60455, or (708) 237-2096. Stockholders sharing the same address who wish to receive separate copies or only a single copy of the Company’s annual reports to stockholders and proxy statements in the future should contact Sherman Jung at 9725 Industrial Drive, Bridgeview, Illinois 60455.

Communication with the Board of Directors

Correspondence for any member of our Board of Directors may be sent to such Director’s attention: c/o Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455. Any written communication will be forwarded to the Board for its consideration.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The four members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by GRANT THORNTON LLP for the fiscal year ended December 31, 2018 are as follows:

2018(1)
Audit Fees	$1,293,287
Audit-Related Fees	—

Total Audit and Audit-Related Fees	$1,293,287

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by UHY LLP (“UHY”) for the fiscal year ended December 31, 2017, are as follows:

2017
Audit Fees	$898,538
Audit-Related Fees	33,200

Total Audit and Audit-Related Fees	$931,738

(1)	On April 3, 2018, the Company appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit Fees. These fees are for professional services rendered in connection with the integrated audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017. Audit fees also includes fees related to the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory filings and consent for the fiscal years ended December 31, 2018 and 2017.

Audit-Related Fees. These fees are fees billed in the fiscal year for assurance and related services in connection with the performance of the audit or review of our financial statements but are not “Audit Fees”.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All engagements for audit, non-audit and tax services rendered by Grant Thornton for fiscal year 2018 and UHY for 2017 and Advisors were pre-approved in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Audit Committee Report

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the Independent Registered Public Accounting Firm’s provision of other non-audit services to the Company is compatible with the auditor’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

RONALD M. CLARK

ROBERT S. GIGLIOTTI

FREDERICK B. KNOX

STEPHEN J. TOBER

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as Independent Registered Public Accounting Firm, to audit our consolidated financial statements for the year ending December 31, 2019, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm. It is not expected that a representative of Grant Thornton LLP will be present at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment, other independent registered public accounting firm will be considered by the Board of Directors upon recommendation of the Audit Committee.

Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our Stockholders.

On March 30, 2018, the Audit Committee of the Board of Directors and UHY mutually agreed that UHY would not stand for reelection as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018.

The original report of UHY on the Company’s financial statements for the fiscal year ended December 31, 2016, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, such report had been withdrawn in connection with the restatement discussed below. The revised report of UHY dated April 3, 2018 on the Company’s restated financial statements for the fiscal year ended December 31, 2016 also did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The revised report of UHY dated April 3, 2018 on the Company’s internal control over financial reporting for the fiscal year ended December 31, 2016 did contain an adverse opinion.

During the Company’s fiscal years ended December 31, 2016 and 2017, and during the subsequent interim period through April 3, 2018, there were no (a) “disagreements” with UHY (as defined in Regulation S-K Item 304(a)(1)(iv)), whether or not resolved to UHY’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of UHY, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements, or (b) “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except as follows:

•

As reported in the Company’s Current Report on Form 8-K filed on November 6, 2017, the Audit Committee, in consultation with the Company’s management and UHY, determined that the Company’s previously issued financial statements for the quarters ended March 31, June 30 and September 30, 2016, year ended December 31, 2016 and quarters ended March 31 and June 30, 2017 included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three, six and nine-month financial information contained therein (collectively, the “Non-Reliance Periods”) could no longer be relied upon. The Company filed the restated annual and quarterly financial statements for the Non-Reliance Periods, along with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, on April 3, 2018. The Company filed its Annual Report on Form 10-K for the year ended December 31, 2017 on April 11, 2018.

•

Management concluded that, due to material weaknesses identified in the Company’s internal control over financial reporting during the Non-Reliance Periods, the Company’s disclosure controls and procedures and internal control over financial reporting were not effective. The Company is in the process of remediating these material weaknesses. These material weaknesses are described in Item 9A, Controls and Procedures, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Vote Required

The ratification of Grant Thornton LLP as our independent registered public accounting firm will require the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal provides our stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation program (commonly known as “say-on-pay”), as required by Section 14A of the Securities Exchange Act of 1934.

As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain key executives who are critical to the Company’s future success and creation of stockholders value. The Company believes that both short-term and long-term incentive compensation opportunities provided to the executive officers are directly aligned with our performance, and that the Company’s compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related achievement of financial and operational goals and other factors that impact stockholder value.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the compensation philosophy, practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, any narrative compensation disclosures contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation decisions. The Board has adopted a policy of providing for annual say-on-pay advisory votes.

PROPOSAL 4:	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, the Company’s stockholders are granted the opportunity to vote on how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s Named Executive Officers, such as Proposal 3 above. Stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years or you may abstain.

This is an advisory vote, and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. The Company is required include an advisory vote on the frequency of stockholders’ advisory approval of Named Executive Officers compensation at least once every six years.

The Board recommends that the advisory vote on executive compensation be held every one year. We believe that annual “say-on-pay” votes will provide a high level of accountability and direct communication between the Company and its stockholders by enabling the stockholders to respond promptly to the information presented in the accompanying proxy statement for the applicable stockholders’ meeting.

Please mark on the Proxy Card your preference as to the frequency of holding stockholders’ advisory votes on executive compensation, as every year, every two years, or every three years, or you may abstain from voting.

PROPOSAL 5:	APPROVAL OF THE MANITEX INTERNATIONAL, INC. 2019 EQUITY INCENTIVE PLAN

Overview

The Company is requesting that Stockholders approve the 2019 Equity Incentive Plan (the “2019 Plan”). The current Second Amended and Restated 2004 Equity Incentive Plan, as amended (the “2004 Plan”), as last approved by the Stockholders on June 2, 2016, authorized the issuance of up to 1,329,364 shares. As of the record date, 279,315 shares were available for future issuance under the 2004 Plan.

The 2019 Plan authorizes 279,315 shares for future issuance. Upon approval of the 2019 Plan by the Stockholders, the 2004 Plan will terminate. Accordingly, approval of the 2019 Plan by Stockholders will not increase the total number of shares available for equity grants. Instead, the 2019 Plan is intended to broaden the categories of participants eligible to receive equity grants to include consultants, to add specific provisions regarding the term of the plan and the effects of a change in control on the Company, and to make other administrative and technical changes to the terms of the 2004 Plan.

The Board of Directors approved the proposed 2019 Plan on April 23, 2019, subject to approval of the Stockholders. We believe that the terms of the proposed 2019 Plan are reasonable and that awards such as those authorized under the 2019 Plan are an important incentive to help us attract and retain exceptional officers, directors, employees and consultants.

The following paragraphs provide a general summary of the 2019 Plan and its operation. The proposed 2019 Plan is set forth in its entirety as Appendix A to this proxy statement.

Background and Purpose

The 2019 Plan permits the grant of the following types of awards: (1) shares of Common Stock, (2) stock options, (3) stock appreciation rights, (4) restricted stock, and restricted stock units, and (5) performance shares and performance units. The 2019 Plan is intended to promote the best interests of the Company and its Stockholders by providing the Company’s employees, non-employee directors and consultants with an opportunity to acquire a proprietary interest in the Company. It is intended that the 2019 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors and consultants who are not employees of the Company, the Company seeks to attract and retain non-employee directors and consultants of exceptional competence.

Administration

We expect that the 2019 Plan will be administered by the Compensation Committee, the members of which are “independent” under the NASDAQ listing standards currently in effect. Members of the Committee generally must qualify as “outside directors” under Section 162(m)(4)(C) of the Internal Revenue Code and must meet other requirements established by the Securities and Exchange Commission to qualify for exemption under Securities Exchange Act Rule 16b-3.

Subject to the terms of the 2019 Plan, the Compensation Committee has the power to take all actions and make all determinations necessary to administer and implement the 2019 Plan, including selecting the employees, non-employee directors and consultants who will receive awards under the 2019 Plan and determining the terms and conditions of such awards.

A total of 279,315 shares will be authorized for issuance under the 2019 Plan. If shares relating to an award are forfeited, terminated or canceled, the forfeited, terminated or canceled shares will be returned to the pool of available shares reserved for issuance under the 2019 Plan; however, shares will not be returned to the pool of available shares if such shares are (a) tendered in payment of a stock option, (b) delivered or withheld by the Company to satisfy any tax withholding obligations, or (c) covered by a stock-settled stock appreciation right or other award that were not issued upon the settlement of the award.

Eligibility to Receive Awards

The Compensation Committee will select the employees, officers, directors and consultants who will be granted awards under the 2019 Plan; however, non-employee directors are not eligible to receive awards of stock appreciation rights, performance shares or performance units under the 2019 Plan. The actual number of individuals who will receive an award under the 2019 Plan cannot be determined in advance because the Compensation Committee has the discretion to select the participants.

Share Awards

The Compensation Committee will be entitled to issue shares of Common Stock directly to employees, non-employee directors and consultants.

Stock Options

The Compensation Committee may grant stock options under the 2019 Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or stock options that are not intended to so qualify, called non-qualified stock options. Incentive stock options may only be granted to employees of the Company. The Compensation Committee shall determine the type of option, the price and the term and vesting schedule of each stock option, but no incentive stock option will vest less than one year after the date of the grant or be exercisable more than ten years after the date of grant (or five years after the grant date in the case of an incentive stock option granted to a 10% Stockholder of the Company). The exercise price of each incentive stock option must not be less than 100% of the fair market value of our Common Stock on the grant date (110% in the case of an incentive stock option granted to a 10% Stockholder), except for certain options granted pursuant to an assumption or substitution of another option as permitted by the Code. The exercise price of each stock option granted under the 2019 Plan is payable in the form(s) specified by the Compensation Committee, and may be made in a single payment, in installments, or on a deferred basis, as prescribed by the Compensation Committee. The maximum aggregate value of incentive stock options exercisable by any one individual in any calendar year may not exceed $100,000, and any portion of options in excess of such limit will be treated as non-qualified options. No more than 100,000 shares may be issued in the aggregate pursuant to the exercise of incentive stock options.

Incentive stock options are not transferable except by will or the laws of descent and distribution. Non-qualified options may be transferred upon written approval of the Compensation Committee in its sole discretion. If an option holder’s service with the Company is terminated due to the holder’s death or disability, the option typically will remain exercisable (to the extent exercisable on the date of termination) until the earlier of 12 months following the termination or the expiration of the term of the option. The Compensation Committee may determine the terms and conditions under which an option may be exercised following an option holder’s termination of service with the Company for reasons other than death or disability.

Stock Appreciation Rights

Stock appreciation rights entitle employees or consultants to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share of Common Stock at the time of exercise over the grant price per share. A stock appreciation right may be granted by the Compensation Committee at any time, will become exercisable as determined by the Compensation Committee and must have an exercise price of at least 100% of the fair market value of a share of Common Stock on the grant date. Stock appreciation rights may be settled in cash, shares, other securities, other awards, other property, or any combination of the foregoing, as determined by the Compensation Committee. Vesting of stock appreciation rights typically ceases and unvested shares are typically forfeited upon termination of a grantee’s service with the Company, unless otherwise determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units entitle the recipients to acquire or receive shares that are subject to such vesting, transferability, forfeiture, repurchase and other conditions as the Compensation Committee may determine.

Restricted stock and restricted stock units are subject to restrictions as determined by the Compensation Committee including, with respect to restricted stock, limitation on voting rights and the right to receive dividends, and other restrictions that lapse upon the achievement of goals such as completion of service or performance goals. The restricted shares or restricted stock units will be evidenced as determined by the Compensation Committee. Any stock certificates issued with respect to restricted shares will contain legends describing the restrictions on the stock. At the end of the restriction period, stock certificates without restrictive legends will be delivered or, if stock certificates with legends were previously issued with respect to restricted shares, the legends on these certificates will be removed. If a grantee’s service terminates for any reason during the restriction period, all shares of restricted stock or restricted stock units still subject to restriction will be forfeited, unless the Compensation Committee determines that it is in our best interest to waive the restrictions.

Performance Shares and Performance Units

Performance shares entitle our employees to acquire shares upon the attainment of specified performance goals. Performance units entitle our employees to receive cash, shares of stock or restricted stock or restricted stock units upon the attainment of specific performance goals. The Compensation Committee may determine in its discretion the specific performance goals applicable under each performance share or unit award, the periods during which performance is to be measured and all other limitations and conditions applicable to the award. Grantees will not have voting rights with respect to performance shares or shares underlying performance units during the performance period. Following the end of the performance period, if the performance goals have been met, payment of the earned performance shares or performance units will be made. The form of payment will be designated by the Compensation Committee and can include cash, shares, restricted shares, restricted stock units, or a combination of the foregoing.

Change in Control

In the event of a change in control (as defined in the 2019 Plan), all performance periods will be deemed to end on the date thereof and the Compensation Committee will determine the extent to which the performance goals have been met and cause partial awards to be paid out to the grantees thereof to the extent the performance goals are met. In the event of any grantee’s termination of service with the Company without “cause” or for “good reason” (each as defined in the 2019 Plan) within 12 months following a change in control: (i) all time-based awards held by such grantee will be immediately exercisable and vested in full and any restrictions on such awards shall expire immediately; and (ii) all performance goals or other vesting criteria under performance-based awards held by such grantee will be deemed achieved at 100% of target levels.

The Company’s obligations under the 2019 Plan will be binding on any successor entity resulting from the merger, consolidation, reorganization or sale of substantially all of the assets and business of the Company.

Amendment and Termination

At any time, the Board of Directors may amend the 2019 Plan, subject to Stockholder approval for certain amendments, including increasing the shares that may be awarded under the plan and expanding the persons who may participate in the plan. The Compensation Committee may amend any outstanding award in accordance with the 2019 Plan. The Board of Directors may suspend or terminate the 2019 Plan at any time; however, termination will not affect the participants’ rights with respect to awards previously granted to them, and unexpired awards will continue in full force until they lapse by their own terms. The 2019 Plan will terminate automatically on April 23, 2029, the tenth anniversary of the date it was approved by the Board of Directors.

Vote Required

The affirmative vote representing a majority of votes cast by holders of shares present, or represented by proxy, and entitled to vote thereon is required to approve Proposal 5. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal 5. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN.

ADDITIONAL INFORMATION

Other Matters to Come Before the Meeting

Our Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Annual Report

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2018 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2018, including the financial statements, schedules, and exhibits thereto, which the Company has filed with the SEC will be made available to beneficial owners of the Company’s securities without charge upon request by contacting Sherman Jung, 9725 Industrial Drive, Bridgeview, Illinois 60455.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2020 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 30, 2019 addressed to the Corporate Secretary at the address set forth on the first page of this proxy statement. Stockholders who intend to present a proposal at the 2020 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 10, 2020. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Request to Return Proxies Promptly

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the Proxy. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/S/ SHERMAN JUNG
Bridgeview, Illinois

April 30, 2019

Appendix A

PROPOSED 2019 PLAN

MANITEX INTERNATIONAL, INC.

2019 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Manitex International, Inc. 2019 Equity Incentive Plan is to promote the best interests of Manitex International, Inc. (together with any successor thereto, the “Company”) and its shareholders by providing Employees, non-employee directors and consultants of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Employees and Consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board (as defined below) persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “409A Subsidiary” shall mean any entity that is controlled by the Company within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used in place of “at least 80 percent”, provided that the phrase “at least 20 percent” may be used in place of “at least 80 percent” with respect to grants of Options or Stock Appreciation Rights made to eligible individuals based on legitimate business criteria of the Company within the meaning of Code Section 409A.

(b) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(c) “Applicable Laws” shall mean the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d) “Award” shall mean any Share, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(e) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Committee, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(g) “Board” shall mean the Board of Directors of the Company, as constituted at any time.

(h) “Cause” with respect to any Participant shall have the meaning specified in the Award Agreement. In the absence of any definition of the Award Agreement, “Cause” shall mean (i) the admission of, or conviction of any act of fraud, embezzlement, or theft against the Company or any of its subsidiaries; (ii) a plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft, or misappropriation; (iii) violation of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an Affiliate; (iv) the misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by the Participant; (v) negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business; (vi) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; or (vii) any other material breach by either the Participating Employee of an employment agreement or the Participating Consultant of a consulting agreement; provided, that, the reasons set forth in clauses (iii), (vi), and (vii) shall constitute Cause only upon the failure to correct such behavior prospectively within ten (10) days following written notice thereof from, or on behalf of the independent members of the Board.

(i) Change in Control” with respect to any Participant shall have the meaning specified in the Award Agreement. In the absence of any definition of the Award Agreement, “Change of Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Affiliates (each, a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing board of any entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) A complete liquidation or dissolution of the Company.

If required for compliance with Section 409A of the Code, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without the consent of a Participant, amend the definition of “Change of Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations thereunder.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(k) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(m) “Consultant” shall mean any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Non-Employee Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(n) “Continuous Service” shall mean the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Non-Employee Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant’s Continuous Service; provided further, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Non-Employee Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of the affected Awards, and such decision shall be final, conclusive, and binding.

(o) “Disability” shall mean, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term under an Incentive Stock Option pursuant to Section 6(b)(viii) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination as to whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6(b)(viii) hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(p) “Disqualifying Disposition” shall mean a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option.

(q) “Dividend Equivalent” shall mean a right, granted to a Participant under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(r) “Employee” shall mean any employee of the Company or any of its Affiliates or subsidiaries including a 409A Subsidiary; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(u) “Fair Market Value” shall mean, with respect to a share of Stock, (i) if the Stock is readily tradable on one or more established stock exchanges or national market systems, including, without limitation, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value shall be determined by the Committee in good faith by reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations promulgated thereunder as in effect from time to time.

(v) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or an Affiliate. In the absence of any such agreement or any definition of “good reason” in such agreement with respect to an Employee, “Good Reason shall mean (i) a material adverse change to the Employee in title, office, status, rank, nature of responsibilities, or authority within the Company, except in connection with termination of his employment or service for Cause or Disability or as a result of action by the Employee; (ii) assignment of duties to the Employee that are materially inconsistent with and adverse to his duties, status, rank, nature of responsibilities, or authority; (iii) decrease in the Employee’s base salary (other than any such decrease applicable to the Company’s employees generally); and (iv) relocation of the Company’s place of business more than fifty (50) miles from its location as of the date of the award. An event or action will not give the Participant grounds for Good Reason unless (1) the Participant gives the Company written notice within sixty (60) days after the initial existence of the event or action that the Participant intends to resign for Good Reason due to such event or action; (2) the event or action is not reasonably cured by the Company within thirty (30) days after the Company receives written notice from the Participant; and (3) the Participant terminates service within thirty (30) days after the end of the cure period.

(w) “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(x) “Incentive Stock Option” shall mean an option granted under Section 6(b) of the Plan that is designated by the Committee as an Incentive Stock Option within the meaning of Section 422 of the Code and that meets the requirements set forth herein.

(y) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(z) “Non-Qualified Stock Option” shall mean an option granted under Section 6(b) of the Plan that does not qualify or is not intended to be an Incentive Stock Option.

(aa) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(bb) “Participant” shall mean each Participating Employee, Participating Consultant, or Non-Employee Director to whom an Award is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding award.

(cc) “Participating Consultant” shall mean a Consultant designated by the Committee to be granted an Award under the Plan.

(dd) “Participating Employee” shall mean an Employee designated by the Committee to be granted an Award under the Plan.

(ee) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity;

(ii) Return on investment;

(iii) Return on net assets;

(iv) Return on revenues;

(v) Operating income;

(vi) Pre-tax profits;

(vii) Net income;

(viii) Net income per Share;

(ix) Working capital as a percent of net revenues;

(x) Net cash provided by operating activities;

(xi) Market price per Share;

(xii) Total shareholder return;

(xiii) Key operational measures, which shall be deemed to include new customer origination, customer penetration, customer satisfaction, employee safety, market share, plant utilization, cost containment, and cost structure reduction;

(xiv) Cash flow or cash flow per share;

(xv) Reserve value or reserve value per share;

(xvi) Net asset value or net asset value per share;

(xvii) Production volumes; and

(xviii) Product and technology developments and improvements.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis.

(ff) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(gg) “Performance Share” shall mean any right granted under Section 6(f) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(hh) “Performance Unit” shall mean any right granted under Section 6(f) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(ii) “Permitted Transferee” shall mean (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of the assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-Qualified Stock Option; and (c) other such transferees as may be permitted by the Committee in its sole discretion.

(jj) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(kk) “Plan” shall mean the Manitex International, Inc. 2019 Equity Incentive Plan, as amended and/or amended and restated from time to time.

(ll) “Predecessor Plan” shall mean the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan, as amended and/or restated.

(mm) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(nn) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(oo) “Restricted Stock” shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee.

(pp) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(e) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee.

(qq) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(rr) “Shares” shall mean shares of common stock of the Company, no par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(ss) “Stock Appreciation Right” shall mean any right granted under Section 6(c) of the Plan.

(tt) “Ten Percent Shareholder” shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

Section 3. Administration

(a) The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Board of Directors or the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Board of Directors or the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. For the avoidance of doubt, the Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two (2) members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed in the Plan and by the Board, the Committee may establish and follow such rules and regulations of conduct for the conduct of its business as it may determine to be advisable.

(b) Authority. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Employees or Participating Consultants and select Non-Employee Directors to be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; provided that cash or Shares issuable under Options and Stock Appreciation Rights shall not be subject to deferral after exercise and all other deferrals shall be made in a manner consistent with Code Section 409A; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine the minimum period of service for the vesting of any Restricted Stock or Restricted Stock Units; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

(c) Indemnity. In addition to such other rights of indemnification as they may have as members of the Board or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit, or proceeding.

Section 4. Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 279,315 Shares, consisting of 279,315 Shares available for issuance under the Predecessor Plan as of the Effective Date and no additional Shares (collectively, the “Total Share Reserve”).

(ii) Share Recycling. If, after the effective date of the Plan, any Shares covered by an Award granted under either the Predecessor Plan or this Plan, or to which any such Award relates, are forfeited or if such an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including pursuant to Incentive Stock

Options. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

(iii) Limitations on Awards. No Participating Employee, Participating Consultant or Director shall be granted, during any calendar year, more than 20,000 Shares, Options for more than 15,000 Shares, Stock Appreciation Rights with respect to more than 20,000 Shares, more than 20,000 Shares of Restricted Stock, Awards with respect to more than 20,000 Restricted Stock Units, more than 10,000 Performance Shares nor more than 10,000 Performance Units (when a Performance Unit is measured in relation to the Fair Market Value of a Share) under the Plan.

(iv) Incentive Stock Option Limitation. Subject to adjustment in accordance with Section 4(b), no more than 100,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

(v) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the Grant Date of such Award against the number of Shares available for granting Awards under the Plan.

(vi) Assumption or Substitution. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to Applicable Law, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

(b) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which Shares are changed or exchanged; (ii) the Company shall subdivide or combine Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that is a recapitalization or reorganization involving Shares; or (iv) any other event shall occur, which, in the case of this subsection (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (2) the number and type of Shares subject to the individual participant limit of Section 4(a)(ii), (3) the number and type of Shares subject to outstanding Awards, and (4) the grant, purchase, or exercise price with respect to any Award to reflect such transaction or event; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any or all of the foregoing adjustments. With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code or constitute a modification, extension or renewal within the meaning of Section 424(h)(3) of the Code. With respect to Awards of Options or Stock Appreciation Rights that are exempt from Section 409A of the Code, such adjustment does not constitute a modification of such Award under Treasury Regulation Section 1.409A-1(b)(5)(v)(B). Any adjustments made under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. For the avoidance of doubt, the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Section 5. Eligibility

(a) The Committee may designate any Employee as a Participating Employee. All Participating Consultants and Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Shares pursuant to Section 6(a), Non-Qualified Stock Options pursuant to Section 6(b), Restricted Stock pursuant to Section 6(d) and Restricted Stock Units pursuant to Section 6(e). For the avoidance of doubt, Incentive Stock Options may only be granted to Participating Employees.

(b) A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Exercise Price is at least 110% of the Fair Market Value of the Shares on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

Section 6. Awards

(a) Share Awards.

(i) Issuance. The Committee may grant Awards of Shares to Participants.

(ii) Registration. Any Shares granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(b) Option Awards. The Committee may grant Options to Employees, Consultants and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participant is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options. Non-Qualified Stock Options granted to individuals who are not Employees or Non-Employee Directors of the Company or any 409A Subsidiary may be subject to Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(ii) Exercise Price. The exercise price per Share of an Option (the “Exercise Price”) granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a Non-Qualified Stock Option may be granted with an Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution of another option in a manner satisfying the provisions of Section 409A of the Code.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten (10) years from the Grant Date. For the avoidance of doubt, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed a period of five (5) years from the Grant Date.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the Grant Date of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, retirement or involuntary termination or in the event of a Change in Control). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, (A) cash or certified check, (B) delivery of other Shares duly endorsed for transfer to the Company or by means of attestation whereby the Participant identifies for delivery specific Shares that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares (i.e., by means of a “stock for stock exchange”); (C) if the Shares are listed on any established stock exchange or national market system, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Exercise Price (i.e., by means of a “cashless” exercise procedure); (D) by reduction in the number of Shares otherwise deliverable upon the exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise (i.e., by means of a “net exercise”); or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant Exercise Price, in which payment of the Exercise Price with respect to any Option may be made or deemed to have been made. Unless otherwise specifically provided for in the Award Agreement, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery or attestation to the Company of other Shares acquired directly or indirectly from the Company shall be paid only by Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., listed on any established stock exchange or a national market system), an exercise by a Non-Employee Director or officer of the Company that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(v) Incentive Stock Options.

(1)

General. The terms of any Incentive Stock Option granted to an Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth (10th) anniversary of the Effective Date hereof.

(2)

Transferability. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the life of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(3)

Limitation. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limitation (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(vi) Non-Qualified Stock Options Transferability. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee upon written approval by the Committee to the extent provided for in the Award Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii) Termination of Continuous Service. At the Committee’s sole discretion, unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Committee grants the Optionholder such an ability to exercise his or her Option within the time specified in the Award Agreement, and the Optionholder declines to do so, the Option shall automatically terminate.

(viii) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(ix) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, the Option may be exercised (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only the period of time ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Participants. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Stock Appreciation Rights granted to a Participant who is not an employee of the Company or 409A Subsidiary shall be subject to Section 409A of the Code. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right. Payment shall be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash, or a combination thereof, as determined by the Committee. No Stock Appreciation Right may be exercised for a fraction of a Share. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(d) Restricted Awards.

(i) General. A Restricted Award is an Award of actual Shares (“Restricted Stock”) or hypothetical common stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 6(d) and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(ii) Issuance. The Committee may grant Restricted Awards to Participants. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(iii) Payment. At the end of the applicable Restricted Period, one or more stock certificates for the appropriate number of Shares or the number of Shares equal to the corresponding number of Restricted Stock Units, as applicable, shall be delivered to the Participant, or, if the Participant received stock certificates representing Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee, service as a consultant of a Participating Consultant, or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction and unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units held by a Participant.

(v) Restricted Stock.

(1)

Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(2)

Dividends. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have rights and privileges of a stockholder as to such Restricted Stock, including the right to vote and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to the terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash, or at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to dividends.

(vi) Restricted Stock Unit Dividends. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited Dividend Equivalents as discussed below in Section 6(g).

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Participating Employees. Participating Consultants and Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period; the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period; the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal; and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(cc). The Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(cc), or alter such Performance Goals.

(iii) No Voting Rights. Participants shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(ii) hereof.

(f) General.

(i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided that deferrals shall not be permitted with respect to Options and Stock Appreciation Rights; and further provided that any such deferrals shall be made in a manner that complies with Section 409A of the Code, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Shares and Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant, as the case may be. Each Award and each right under any Award shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Shares and Released Securities) and no right under any such Award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding any of the foregoing, Incentive Stock Options shall not be transferable other than by will or the laws of descent and distribution.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participants, entitling the Participants to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participant under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose. Notwithstanding the foregoing, Dividend Equivalents granted in connection with an Option or Stock Appreciation Right that is intended to be exempt from Code Section 409A shall be set forth in a separate Award Agreement and shall be payable at such time or times as are permitted by Code Section 409A.

(h) No Repricing of Options or Stock Appreciation Rights. Except adjustments made pursuant to Section 4(b) or adjustments made with prior approval of the Company’s shareholders, and only in the manner that would be permitted by Section 409A of the Code, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the modification of an Option or Stock Appreciation Rights or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right for financial accounting purposes. The provisions of this Section 6(h) cannot be amended unless the amendment is approved by the Company’s shareholders. Notwithstanding the foregoing, even with shareholder approval, for purposes of Code Section 409A, the Exercise Price of an Option or the grant price of a Stock Appreciation Right may not be reduced other than (i) pursuant to Section 4(b) of the Plan, and in accordance with Section 1.409A-1(b)(5)(v)(B) of the Treasury Regulations, or (ii) in connection with a transaction which is considered the grant of a new award for purposes of Section 409A of the Code, provided that the new Exercise Price or grant price is not less than Fair Market Value of a Share on the new Grant Date.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions; Issuance or Assumption; Amendment, Modification or Cancellation of Awards

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of NASDAQ or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). The Plan shall automatically terminate on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date. Termination of the Plan shall not affect the rights of Participating Employees, Participating Consultants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. It is expressly contemplated that that the Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible Participating Employees, Participating Consultants and Non-Employee Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Award granted under it into compliance therewith.

(c) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the assumption of awards under this Plan, or the issuance of awards in replacement of awards granted by the entity being merged, consolidated or acquired, upon such terms and conditions as it may deem appropriate.

(d) Amendment, Modification or Cancellation of Awards. Except as provided in Section 6(h) and subject to the requirements of the Plan, the Board or the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Board or the Committee need not obtain the consent of the Participant (or other interested party) for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Board or the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(e) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 8. Impact of Change in Control

(a) Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(i) Time-Based Awards. In the event of a Participant’s termination of Continuous Service without Cause or for Good reason during the 12-month period following a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding Shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(ii) Performance-Based Awards. In the event of a Change in Control, all incomplete Performance Periods with respect to Performance Shares and Performance Units in effect on the date the Change in Control occurs shall end on the date of such event and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason, in either case, during the 12-month period following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (i) and (ii) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the Shares subject to their Awards.

(b) Cancellation. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days advance written notice to the affected persons cancel any outstanding Awards and pay to the holders thereof, in cash, stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an Exercise Price that equals or exceeds the price paid for each Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(c) Successor Employer. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

Section 9. General Provisions

(a) No Rights to Awards. No Employee, Participating Employee, Participating Consultant, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participating Employees, Participating Consultants, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. If, after reasonable efforts, the Company is unable to obtain from any such governmental regulatory body the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

(iii) In the event that the disposition of a Share acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended from time to time (the “Securities Act”) and is not otherwise exempt from such registration, such Share shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may require any individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to represent to the Company in writing that the Share acquired by such individual is acquired for investment only and not with a view to distribution.

(iv) The Company may require an individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to enter into a stockholder agreement or “lock-up” agreement in such form as the Company shall determine is necessary or desirable to further the Company’s interests.

(c) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by Applicable Law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. If the Shares are listed on any established stock exchange or a national market system, then the withholding obligation may be satisfied through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the tax required to be withheld by Applicable Law (i.e., by means of a cashless exercise procedure). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award pursuant to Section 6 of the Plan shall not be construed as giving a Participating Consultant the right to be retained in the service of the Company or any Affiliate. The grant of an Award to a Non-Employee Director pursuant to Section 6 of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company. For the avoidance of doubt, proceeds from the sale of Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Illinois, without reference to conflict of law principles thereof, and applicable federal law.

(i) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(m) Acceleration of Exercisability and Vesting. The Committee has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(n) Stockholders Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as provided in Section 4(b) above.

(o) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (ii) the service of a Non-Employee Director pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the relevant Affiliate is incorporated.

(p) Transfer; Approved Leave of Absence. For purposes of the plan, no termination of employment by an Employee shall be deemed to result from either (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed by a statute, by contract, under the policy pursuant to which the leave of absence was granted, or if the Committee otherwise so provides in writing, in each case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(q) Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant; a termination of the Participant’s Continuous Service for Cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(r) Clawback. Notwithstanding any other provisions in the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and affect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law or stock exchange listing requirements).

(s) Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(t) Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(u) Disqualifying Dispositions. Any Participant who shall make a Disqualifying Disposition shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

(v) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9(w), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(w) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

(x) Expenses. The costs of administering the Plan shall be borne by the Company.

(y) Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable, whether in whole or part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected thereby.

Section 10. Effective Date of the Plan

The Plan shall be effective on the date of adoption of the Plan by the Board.

        MANITEX INTERNATIONAL, INC.

        C/O BROADRIDGE

        P.O. BOX 1342

        BRENTWOOD, NY 11717

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KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:		☐	☐	☐
1.	Election of Directors
Nominees
01 Ronald M. Clark 02 Robert S. Gigliotti 03 Frederick B. Knox 04 David J. Langevin 05 Marvin B. Rosenberg
06 Ingo Schiller 07 Stephen J. Tober
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019.					☐	☐	☐
3.	Advisory vote to approve the compensation of the Company’s named executive officers.					☐	☐	☐
4.	To recommend the frequency with which stockholders approval of the compensation of named executive officers is solicited
1 Year 2 Years 3 Years Abstain ☐ ☐ ☐ ☐
5.	To approve the Manitex International, Inc. 2019 Equity Incentive Plan.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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MANITEX INTERNATIONAL, INC.

Annual Meeting of Stockholders

June 12, 2019 11:00 AM (Central Daylight Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Langevin and Steve Kiefer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MANITEX INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM (Central Daylight Time) on Wednesday, June 12, 2019, at the Burr Ridge Marriott, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the shares represented by this proxy will be voted in accordance with the discretion of the persons designated as proxies.

      Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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